Exhibit 99.1

Contact:	Amy Agallar (414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended September 30, 2021

Reported Consolidated Revenue Growth of 6.4%
 Adjusted Consolidated Local Currency Revenue Growth of 13.0%

Flavors & Extracts Continues its Strong Performance
Color Reports Double Digit Revenue and Profit Growth

MILWAUKEE— October 15, 2021 — Sensient Technologies Corporation (NYSE: SXT) reported consolidated revenue of $344.3 million in this year’s third quarter compared to $323.6 million in last year’s third quarter. Reported operating income in the third quarter of 2021 was $47.0 million compared to $41.2 million in the third quarter of 2020. Reported diluted earnings per share was 80 cents in the third quarter of 2021 compared to 78 cents in the third quarter of 2020. Foreign currency translation increased revenue by approximately 1% and was not material to earnings per share in the quarter.

The 2021 third quarter reported results include divestiture & other related costs and operational improvement plan costs, which in total decreased third quarter net earnings by $1.8 million ($0.04 per diluted share). The 2020 third quarter reported results include divestiture & other related costs and operational improvement plan costs, which decreased net earnings by $1.4 million ($0.03 per diluted share). The 2021 and 2020 third quarter results also include the operations of the divested product lines, which included $1.6 million of revenue and were not material to diluted earnings per share in the third quarter of 2021, and included $23.6 million of revenue and increased diluted earnings per share by $0.04 in the third quarter of 2020. These adjustments are described in more detail under “Reconciliation of Non-GAAP Amounts” at the end of this release.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2021 October 15, 2021	Page 2

BUSINESS REVIEW

	Reported
Revenue	Quarter	Year-to-Date
Flavors & Extracts	-0.7%	1.6%
Color	19.6%	7.1%
Asia Pacific	8.8%	11.8%
Total Revenue	6.4%	4.3%

	Adjusted Local Currency (1)
Revenue	Quarter	Year-to-Date
Flavors & Extracts	11.6%	9.9%
Color	18.1%	7.3%
Asia Pacific	9.5%	8.4%
Total Revenue	13.0%	8.6%

(1) Adjusted local currency percentage changes are described in more detail in the “Reconciliation of Non-GAAP Amounts” at the end of this release.

The Flavors & Extracts Group reported third quarter revenue of $181.7 million compared to $182.9 million reported in the comparable period last year, a decrease of 0.7%, primarily due to the divestiture of the Fragrances product line in April 2021. Adjusted local currency revenue increased 11.6% in the quarter. The higher adjusted local currency revenue was primarily the result of favorable volume growth. Segment operating income was $25.2 million in the current quarter compared to $23.8 million reported in the comparable period last year, an increase of 5.5%. Adjusted local currency operating income increased 16.0% in the quarter. The Group’s higher profit was primarily a result of the favorable volume growth. The acquisition of Flavor Solutions, Inc. during the third quarter contributed $2.4 million of revenue and an immaterial amount of operating income to the Flavors & Extracts Group.  Foreign currency translation increased both segment revenue and operating income by approximately 1% in the quarter.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2021 October 15, 2021	Page 3

The Color Group reported revenue of $139.2 million in the quarter compared to $116.4 million in last year’s comparable period, an increase of 19.6%. Adjusted local currency revenue increased 18.1% in the quarter. The Group experienced strong volume growth in Food & Pharmaceutical Colors and in Personal Care. Segment operating income was $27.3 million in the quarter compared to $23.6 million in last year’s comparable period, an increase of 15.7%. Adjusted local currency operating income increased 14.8% compared to the prior year’s third quarter. The higher operating income is primarily a result of the higher volumes. Foreign currency translation increased both segment revenue and operating income by approximately 2% in the quarter.

The Asia Pacific Group reported revenue of $33.4 million in the quarter compared to $30.7 million in last year’s comparable period, an increase of 8.8%. Adjusted local currency revenue increased 9.5% in the quarter. Segment operating income was $6.6 million in the quarter compared to $6.1 million in last year’s comparable quarter, an increase of 7.8%. Adjusted local currency operating income increased 10.5% in the quarter. The higher profit was primarily a result of the favorable volume growth. Foreign currency translation decreased segment revenue and operating income by approximately 1% and 2%, respectively, in the quarter.

Corporate & Other reported operating costs of $12.1 million in the current quarter compared to $12.4 million in last year’s comparable period, a decrease of 2.5%. The lower costs are primarily due to lower operational improvement plan costs reported in the third quarter of 2021 compared to the amount recorded in the third quarter of 2020. Adjusted local currency operating expenses for Corporate & Other increased 19% in the quarter primarily due to higher performance based compensation.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2021 October 15, 2021	Page 4

2021 OUTLOOK

Sensient is reconfirming its previously issued 2021 guidance for GAAP diluted earnings per share to grow at a mid-to-high single-digit growth rate compared to the Company’s 2020 reported GAAP diluted earnings per share of $2.59. Our full year 2021 guidance includes approximately 25 cents per share of estimated divestiture & other related costs, the results of the divested operations, and the operational improvement plan costs.

The Company now expects its 2021 adjusted local currency revenue(2) to grow at a high single-digit rate. The Company’s previous 2021 guidance for adjusted local currency revenue(2) was a mid-single-digit growth rate. The Company also now expects its 2021 adjusted local currency EBITDA(2) and adjusted diluted earnings per share(2), on a local currency basis, to grow at a mid-to-high single-digit growth rate. The Company’s previous 2021 adjusted local currency EBITDA(2) and adjusted diluted earnings per share(2) called for a mid-single-digit growth rate.

 The Company expects earnings per share reported on a U.S. dollar basis to benefit by approximately seven cents based on current exchange rates.

The Company’s guidance is based upon current trends, current tax law, and the effects of COVID-19 to date. The full impacts of the ongoing COVID-19 pandemic remain uncertain and management will continue to monitor its impacts on our business.

(2)	See “Reconciliation of Non-GAAP Amounts” at the end of this release for more information.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2021 October 15, 2021	Page 5

USE OF NON-GAAP FINANCIAL MEASURES

The Company’s non-GAAP financial measures eliminate the impact of certain items, which, depending on the measure, include, currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, operational improvement plan costs, and the results of the divested operations. These measures are provided to enhance the overall understanding of the Company’s performance when viewed together with the GAAP results. Refer to “Reconciliation of Non-GAAP Amounts” at the end of this release.

CONFERENCE CALL

The Company will host a conference call to discuss its 2021 third quarter financial results at 8:30 a.m. CDT on Friday, October 15, 2021. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078, and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through October 22, 2021, by calling (877) 344-7529 and referring to conference identification number 10159962. An audio replay and written transcript of the call will also be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after October 19, 2021.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended September 30, 2021 October 15, 2021	Page 6

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2021 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the impact and uncertainty created by the ongoing COVID-19 pandemic, including, but not limited to, its effects on our employees, facilities, customers, and suppliers, the availability and cost of raw materials and other supplies, the availability of logistics and transportation, governmental regulations and restrictions and general economic conditions; the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to anticipate and respond to changing consumer preferences and changing technologies; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts, acquisition and divestiture activities, and operational improvement plan; the effectiveness of the Company’s past restructuring activities; changes in costs of raw materials, including energy; industry, regulatory, legal, and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors; currency exchange rate fluctuations; and other factors included in “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and in other documents that the Company files with the SEC. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized.

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and other specialty ingredients.  Sensient uses advanced technologies and robust global supply chain capabilities to develop specialized solutions for food and beverages, as well as products that serve the pharmaceutical, nutraceutical, cosmetic, and personal care industries. Sensient’s customers range in size from small entrepreneurial businesses to major international manufacturers representing some of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

- MORE -

Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 7

Consolidated Statements of Earnings	Three Months Ended September 30,			Nine Months Ended September 30,

	2021	2020	% Change	2021	2020	% Change

Revenue	$344,287	$323,566	6.4%	$1,039,816	$997,333	4.3%

Cost of products sold	229,216	217,920	5.2%	697,538	677,580	2.9%
Selling and administrative expenses	68,113	64,491	5.6%	212,670	201,912	5.3%

Operating income	46,958	41,155	14.1%	129,608	117,841	10.0%
Interest expense	3,037	3,497		9,792	11,412

Earnings before income taxes	43,921	37,658		119,816	106,429
Income taxes	10,009	4,748		28,300	22,126

Net earnings	$33,912	$32,910	3.0%	$91,516	$84,303	8.6%

Earnings per share of common stock:
Basic	$0.81	$0.78		$2.17	$1.99

Diluted	$0.80	$0.78		$2.16	$1.99

Average common shares outstanding:
Basic	42,024	42,307		42,140	42,299

Diluted	42,206	42,349		42,287	42,326

Results by Segment	Three Months Ended September 30,			Nine Months Ended September 30,

Revenue	2021	2020	% Change	2021	2020	% Change

Flavors & Extracts	$181,667	$182,866	(0.7%)	$561,979	$552,975	1.6%
Color	139,239	116,414	19.6%	408,166	381,205	7.1%
Asia Pacific	33,442	30,740	8.8%	99,599	89,062	11.8%
Intersegment elimination	(10,061)	(6,454)		(29,928)	(25,909)

Consolidated	$344,287	$323,566	6.4%	$1,039,816	$997,333	4.3%

Operating Income

Flavors & Extracts	$25,164	$23,844	5.5%	$76,718	$67,467	13.7%
Color	27,253	23,559	15.7%	79,462	75,486	5.3%
Asia Pacific	6,601	6,123	7.8%	19,146	16,031	19.4%
Corporate & Other	(12,060)	(12,371)		(45,718)	(41,143)

Consolidated	$46,958	$41,155	14.1%	$129,608	$117,841	10.0%

- MORE -

Sensient Technologies Corporation (In thousands) (Unaudited)	Page 8

Consolidated Condensed Balance Sheets	September 30, 2021	December 31, 2020

Cash and cash equivalents	$32,939	$24,770
Trade accounts receivable	263,710	234,132
Inventories	392,231	381,346
Prepaid expenses and other current assets	50,081	48,578
Assets held for sale	-	52,760
Total Current Assets	738,961	741,586

Goodwill & intangible assets (net)	437,729	434,220
Property, plant, and equipment (net)	437,789	445,493
Other assets	113,937	119,561

Total Assets	$1,728,416	$1,740,860

Trade accounts payable	$123,894	$107,324
Short-term borrowings	10,483	9,247
Other current liabilities	89,988	82,045
Liabilities held for sale	-	17,339
Total Current Liabilities	224,365	215,955

Long-term debt	490,901	518,004
Accrued employee and retiree benefits	30,258	28,941
Other liabilities	43,500	43,624
Shareholders’ Equity	939,392	934,336

Total Liabilities and Shareholders’ Equity	$1,728,416	$1,740,860

- MORE -

Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 9

Consolidated Statements of Cash Flows
Nine Months Ended September 30,

	2021	2020
Cash flows from operating activities:
Net earnings	$91,516	$84,303
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	38,828	36,831
Share-based compensation expense	6,431	4,017
Net loss (gain) on assets	203	(254)
Loss on divestitures and other charges	13,774	5,821
Deferred income taxes	3,793	(9,001)
Changes in operating assets and liabilities:
Trade accounts receivable	(35,290)	(7,962)
Inventories	(15,898)	17,433
Prepaid expenses and other assets	(15,016)	(4,726)
Trade accounts payable and other accrued expenses	24,007	9,018
Accrued salaries, wages, and withholdings	1,763	7,410
Income taxes	(1,155)	(3,899)
Other liabilities	3,192	3,936

Net cash provided by operating activities	116,148	142,927

Cash flows from investing activities:
Acquisition of property, plant, and equipment	(37,608)	(34,009)
Proceeds from sale of assets	201	1,022
Proceeds from divestiture of businesses	36,790	12,228
Acquisition of new business	(13,875)	-
Other investing activities	1,348	4,955

Net cash used in investing activities	(13,144)	(15,804)

Cash flows from financing activities:
Proceeds from additional borrowings	55,589	33,164
Debt payments	(67,534)	(101,061)
Purchase of treasury stock	(31,467)	-
Dividends paid	(49,468)	(49,537)
Other financing activities	(582)	(415)

Net cash used in financing activities	(93,462)	(117,849)

Effect of exchange rate changes on cash and cash equivalents	(1,373)	(3,527)

Net increase in cash and cash equivalents	8,169	5,747
Cash and cash equivalents at beginning of period	24,770	21,153
Cash and cash equivalents at end of period	$32,939	$26,900

Supplemental Information
Nine Months Ended September 30,	2021	2020

Dividends paid per share	$1.17	$1.17

- MORE -

Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 10

Reconciliation of Non-GAAP Amounts

The Company’s results for the three and nine months ended September 30, 2021 and 2020 include adjusted revenue, adjusted operating income, adjusted net earnings, and adjusted diluted earnings per share, which exclude divestiture & other related costs, operational improvement plan costs and income, and the results of the divested operations.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Revenue (GAAP)	$344,287	$323,566	6.4%	$1,039,816	$997,333	4.3%
Revenue of the divested product lines	(1,622)	(23,588)		(29,399)	(88,390)
Adjusted revenue	$342,665	$299,978	14.2%	$1,010,417	$908,943	11.2%

Operating income (GAAP)	$46,958	$41,155	14.1%	$129,608	$117,841	10.0%
Divestiture & other related costs (income) – Cost of products sold	-	(148)		28	1,791
Divestiture & other related costs – Selling and administrative expenses	241	312		13,473	8,689
Operating loss (income) of the divested product lines	70	(2,449)		(2,398)	(4,165)
Operational improvement plan - Cost of products sold	-	35		-	35
Operational improvement plan - Selling and administrative expenses (income)	483	2,606		(2,010)	2,606
Adjusted operating income	$47,752	$41,511	15.0%	$138,701	$126,797	9.4%

Net earnings (GAAP)	$33,912	$32,910	3.0%	$91,516	$84,303	8.6%
Divestiture & other related costs, before tax	241	164		13,501	10,480
Tax impact of divestiture & other related costs	1,179	(787)		283	(1,212)
Net loss (earnings) of the divested product lines, before tax	70	(2,449)		(2,398)	(4,165)
Tax impact of the divested product lines	(18)	655		590	1,155
Operational improvement plan costs (income), before tax	483	2,641		(2,010)	2,641
Tax impact of operational improvement plan	(115)	(656)		44	(656)
Adjusted net earnings	$35,752	$32,478	10.1%	$101,526	$92,546	9.7%

Diluted earnings per share (GAAP)	$0.80	$0.78	2.6%	$2.16	$1.99	8.5%
Divestiture & other related costs (income), net of tax	0.03	(0.01)		0.33	0.22
Results of operations of the divested product lines, net of tax	0.00	(0.04)		(0.04)	(0.07)
Operational improvement plan costs (income), net of tax	0.01	0.05		(0.05)	0.05
Adjusted diluted earnings per share	$0.85	$0.77	10.4%	$2.40	$2.19	9.6%

Note: Earnings per share calculations may not foot due to rounding differences.

- MORE -

Sensient Technologies Corporation (In thousands) (Unaudited)	Page 11

Reconciliation of Non-GAAP Amounts - Continued

Results by Segment	Three Months Ended September 30,
Revenue	2021	Adjustments (1)	Adjusted 2021	2020	Adjustments (1)	Adjusted 2020

Flavors & Extracts	$181,667	$(1,312)	$180,355	$182,866	$(22,978)	$159,888
Color	139,239	(310)	138,929	116,414	(669)	115,745
Asia Pacific	33,442	-	33,442	30,740	(68)	30,672
Intersegment elimination	(10,061)	-	(10,061)	(6,454)	127	(6,327)

Consolidated	$344,287	$(1,622)	$342,665	$323,566	$(23,588)	$299,978

Operating Income

Flavors & Extracts	$25,164	$66	$25,230	$23,844	$(2,241)	$21,603
Color	27,253	4	27,257	23,559	(185)	23,374
Asia Pacific	6,601	-	6,601	6,123	(23)	6,100
Corporate & Other	(12,060)	724	(11,336)	(12,371)	2,805	(9,566)

Consolidated	$46,958	$794	$47,752	$41,155	$356	$41,511

Results by Segment	Nine Months Ended September 30,
Revenue	2021	Adjustments (1)	Adjusted 2021	2020	Adjustments (1)	Adjusted 2020

Flavors & Extracts	$561,979	$(27,616)	$534,363	$552,975	$(75,165)	$477,810
Color	408,166	(1,638)	406,528	381,205	(13,242)	367,963
Asia Pacific	99,599	(295)	99,304	89,062	(402)	88,660
Intersegment elimination	(29,928)	150	(29,778)	(25,909)	419	(25,490)

Consolidated	$1,039,816	$(29,399)	$1,010,417	$997,333	$(88,390)	$908,943

Operating Income

Flavors & Extracts	$76,718	$(2,859)	$73,859	$67,467	$(5,078)	$62,389
Color	79,462	548	80,010	75,486	1,029	76,515
Asia Pacific	19,146	(87)	19,059	16,031	(116)	15,915
Corporate & Other	(45,718)	11,491	(34,227)	(41,143)	13,121	(28,022)

Consolidated	$129,608	$9,093	$138,701	$117,841	$8,956	$126,797

(1) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, adjustments consist of the results of the divested product lines, divestiture & other related costs, and operational improvement plan costs and income.

- MORE -

Sensient Technologies Corporation (In thousands, except percentages) (Unaudited)	Page 12

Reconciliation of Non-GAAP Amounts - Continued

The following tables summarize the percentage change in the 2021 results compared to the 2020 results for the corresponding periods.

	Three Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	(0.7%)	1.1%	(13.4%)	11.6%
Color	19.6%	1.9%	(0.4%)	18.1%
Asia Pacific	8.8%	(0.5%)	(0.2%)	9.5%
Total Revenue	6.4%	1.2%	(7.8%)	13.0%

Operating Income
Flavors & Extracts	5.5%	0.6%	(11.1%)	16.0%
Color	15.7%	1.8%	(0.9%)	14.8%
Asia Pacific	7.8%	(2.3%)	(0.4%)	10.5%
Corporate & Other	(2.5%)	0.0%	(21.0%)	18.5%
Total Operating Income	14.1%	1.1%	(0.9%)	13.9%
Diluted Earnings Per Share	2.6%	0.0%	(6.5%)	9.1%
Adjusted EBITDA	14.2%	1.3%	N/A	12.9%

	Nine Months Ended September 30,
Revenue	Total	Foreign Exchange Rates	Adjustments (2)	Adjusted Local Currency
Flavors & Extracts	1.6%	2.4%	(10.7%)	9.9%
Color	7.1%	3.2%	(3.4%)	7.3%
Asia Pacific	11.8%	3.6%	(0.2%)	8.4%
Total Revenue	4.3%	2.8%	(7.1%)	8.6%

Operating Income
Flavors & Extracts	13.7%	1.9%	(4.9%)	16.7%
Color	5.3%	3.5%	0.8%	1.0%
Asia Pacific	19.4%	(0.7%)	(0.3%)	20.4%
Corporate & Other	11.1%	0.0%	(11.0%)	22.1%
Total Operating Income	10.0%	3.2%	0.3%	6.5%
Diluted Earnings Per Share	8.5%	3.0%	(1.3%)	6.8%
Adjusted EBITDA	9.7%	2.8%	N/A	6.9%

(2) For Revenue, adjustments consist of revenues of the divested product lines. For Operating Income, Diluted Earnings per Share, and Adjusted EBITDA, adjustments consist of the results of the divested product lines, divestiture & other related costs, and operational improvement plan costs and income.

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and nine months ended September 30, 2021 and 2020.

	Three Months Ended September 30,			Nine Months Ended September 30,

	2021	2020	% Change	2021	2020	% Change
Operating income (GAAP)	$46,958	$41,155	14.1%	$129,608	$117,841	10.0%
Depreciation and amortization	13,011	12,309		38,828	36,831
Depreciation and amortization, divested product lines	(49)	(49)		(146)	(145)
Share-based compensation expense	2,243	1,355		6,431	4,017
Divestiture & other related costs, before tax	241	164		13,501	10,480
Results of operations of the divested product lines, before tax	70	(2,449)		(2,398)	(4,165)
Operational improvement plan costs (income), before tax	483	2,641		(2,010)	2,641
Adjusted EBITDA	$62,957	$55,126	14.2%	$183,814	$167,500	9.7%

The following table summarizes the reconciliation between Net cash provided by operating activities (GAAP) and Free Cash Flow for the three and nine months ended September 30, 2021 and 2020.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2021	2020	% Change	2021	2020	% Change
Net cash provided by operating activities (GAAP)	$26,887	$35,313	(23.9%)	$116,148	$142,927	(18.7%)
Capital expenditures	(12,058)	(12,592)		(37,608)	(34,009)
Free Cash Flow	$14,829	$22,721	(34.7%)	$78,540	$108,918	(27.9%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.